HENDERSON GLOBAL FUNDS

 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING SERIES AND CLASSES OF INTERESTS

         The undersigned, the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001 (the "Declaration of Trust"), pursuant to Sections 6.2 and 6.3 of
Article VI of the Declaration of Trust, do hereby establish and designate two new series of Interests of the Trust to be known as: (i) Henderson Global Equity Income Fund; and (ii) Henderson Global Opportunities Fund (each a "New Series"), and further do hereby establish two classes of shares of beneficial interest of each New Series (the "Shares") designated Class A and Class C (each a "Class"). Each New Series and Shares of each Class shall be redeemable and have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have this 12th day of September, 2006 signed these presents, in one or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same document.




                                                  /s/ C. Gary Gerst
                                                  ------------------------------
                                                  C. Gary Gerst,
                                                  Chairman and Trustee



                                                  /s/ Roland C. Baker
                                                  ------------------------------
                                                  Roland C. Baker, Trustee



                                                  /s/ Faris F. Chesley
                                                  ------------------------------
                                                  Faris F. Chesley, Trustee



                                                  /s/ Sean Dranfield
                                                  ------------------------------
                                                  Sean Dranfield, Trustee



                                                  /s/ Charles H. Wurtzebach
                                                  ------------------------------
                                                  Charles H. Wurtzebach, Trustee